QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Auditors", and to the incorporation by reference of our report dated February 17, 2016 in the Registration Statement on Form F-10 of Fortis Inc. (the "Company") for the registration of an indeterminate number of common shares, first preference shares, second preference shares, subscription receipts and debt securities of the Company.

St. John's, Canada	/s/ Ernst & Young LLP
November 23, 2016	Chartered Professional Accountants

QuickLinks

  Exhibit 5.1
Consent of Independent Registered Public Accounting Firm